CODE OF ETHICS

                                       FOR

                             TORREY ASSOCIATES, LLC

                       TORREY U.S. STRATEGY PARTNERS, LLC

                       TORREY MULTI-STRATEGY PARTNERS, LLC

                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC
                   -------------------------------------------


         I.      Applicability
                 -------------

                This Code of Ethics (the "Code"), adopted by Torrey Associates, LLC ("Torrey) and the Board of Managers, including a majority of the members of the Board of Managers (each, a "Manager") who are not interested persons, of each of Torrey U.S. Strategy Partners, LLC, Torrey Multi-Strategy Partners, LLC and Torrey International Strategy Partners, LLC (which will be collectively referred to as the "Company" for purposes of this joint Code of Ethics) in accordance with Rule 17j-1 under the Investment Company of 1940, as amended (the "Investment Company Act"), establishes rules of conduct for "Access Persons" (as defined in this Code). For purposes of this Code, "Access Persons" shall mean the following persons:

                  (A) any employee of the Company or Torrey or of any company in a control relationship to the Company or Torrey who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Company or Torrey (primarily interests in investment funds) or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations with respect to the Company regarding the purchase or sale of securities;

                  (B) any Manager or officer of the Company or any officer or member of Torrey, regardless of whether such Manager, officer or member is an Advisory Person (as defined below); and

                  (C) any natural person in a control relationship to the Company or Torrey who obtains information concerning recommendations made to the Company with regard to the purchase or sale of securities.

                  Persons who fall within categories (A) and (C) will also be referred to as Advisory Persons or Investment Personnel under this Code

                  For purposes of this Article I, a person does not become an Access Person solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

         II.      Statement of General Principles
                  -------------------------------

                  The general fiduciary principles that govern the personal trading activities of an Access Person are as follows:

                  (A) the duty at all times to place the interests of advisory clients of Torrey, including a number of private investment funds ( the "Torrey Clients") or the members of the Company, as the case may be, first (as applicable);

                  (B) the requirement that all personal securities transactions be conducted in a manner does not interfere with Torrey's clients or the Company's portfolio transactions (as applicable) so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

                  (C) the fundamental standard that Access Persons should not take inappropriate or unfair advantage of their relationship with Torrey's clients or the Company.

                  Access Persons must adhere to these general principles as well as comply with the Code's specific provisions.

         III.     Prohibitions
                  ------------

                  (A) No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) of any securities which he or she knows or should know at the time of purchase or sale:

                       (1) is being considered for purchase or sale by the Company or a Torrey Client; or

                       (2) is being purchased or sold by the Company or a Torrey Client.

                  For purposes of this Article III (A), no Advisory Person shall purchase or sell a security within at least seven calendar days before and after the Company or a Torrey Client (as applicable) purchases or sells such security. No Advisory Person shall profit from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. Any profit realized on such short-term trades shall be disgorged.

                  For purposes of this Article III (A)(1), a security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

               (B) No Access Person shall recommend any securities transaction to the Company or to a Torrey Client (as applicable) without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:

                       (1) his or her direct or indirect beneficial ownership of
                  any securities of such issuer;

                       (2) any  contemplated  transaction by such person in such
                  securities;

                       (3) any position with such issuer or its affiliates; and

                       (4) any present or proposed business relationship between
                  such issuer or its affiliates and such person or any party in which such person has a significant interest.

                  (C)  No  Access  Person  shall,   directly  or  indirectly  in
         connection with purchase or sale of securities held or to be acquired by the Company or a Torrey Client (as applicable):

                       (1) employ any device,  scheme or artifice to defraud the
                  Company or a Torrey Client (as applicable);

                       (2) make to the Company or a Torrey Client (as applicable) any untrue statement of a material fact or omit to state to the Company or a Torrey Client (as applicable) a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                       (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Company or a Torrey Client (as applicable); or

                       (4) engage in any  manipulative  practice with respect to
                  the Company or a Torrey Client.

                  (D) No Investment Personnel shall purchase, directly or indirectly, or by reason of such transaction acquire, any direct or indirect beneficial ownership (as defined in Attachment A hereto) of any securities in an initial public offering or a private placement transaction, without prior approval in accordance with Article V of this Code.

                  (E) No Access Person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company or a Torrey Client.

                  (F) Notwithstanding the prohibitions of Article III(A), an Access Person who is an Access Person solely by virtue of being a Manager of the Company, but who is not an "interested person" (as defined in the Investment Company Act) with respect to the Company (each, an "Independent Manager"), shall not be subject to such prohibitions unless such Access Person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a Manager should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or otherwise acquired is or was purchased or otherwise acquired by the Company or was being considered for purchase or acquisition by the Company or its investment adviser.

                  For purposes of this Code, the term "security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include securities issued by the Government of the United States, short term securities which are "government securities" as defined in Section 2(a)(16) of the Investment Company Act, bankers' acceptance, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instrument as are designated by the Board of Managers of the Company or Torrey. It is understood that the term "security" includes interests in other investment funds.

         IV.      Exempt Transactions
                  -------------------

                  The prohibitions described in paragraph (A) of Article III shall not apply to:

                  (A) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  (B) purchases or sales that are non-volitional on the part of the Access Person;

                  (C)  purchases   that  are  part  of  an  automatic   dividend
         reinvestment plan;

                  (D) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer and sales of such so acquired;

                  (E) any securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater that $1 billion; or

                  (F) purchases or sales for which the Access Person has received prior approval from a person designated by the Company or Torrey (each, a "Designated Supervisory Person") in accordance with this Code.

         V.       Prior Approval
                  --------------

                  Upon written request from an Access Person as provided in this
         Article V(C) below, a Designated Supervisory Person shall have the sole discretion to pre-approve personal securities transactions which would otherwise be prohibited under Article III (A) or III (D) and thereby exempt such transaction from the restrictions of this Code. A Designated Supervisory Person shall generally make such determination in accordance with the following:

                  (A) Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Investment Company Act.

                  (B) Prior approval shall take into account, among other factors:

                       (1) whether the investment opportunity should be reserved
                  for the Company and its members or Torrey Clients and whether the opportunity is being offered to the Access Person by virtue of the Access Person's position with the Company or Torrey;

                       (2) whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security;

                       (3) whether the Access Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Company or Torrey Clients;

                       (4) whether the security proposed to be purchased or sold
                  is one that would qualify for purchase or sale by the Company or the Torrey Clients; and

                       (5) whether the transaction is non-volitional on the part
                  of the individual, such as receipt of a stock dividend or a sinking fund call.

                  (C) The Access Persons must submit in writing a completed and executed Request for Permission to Engage in a Personal Transaction (a form of which is appended hereto as Attachment B), which shall set forth the details of the proposed transaction. Approval of the transaction as described on such form shall be evidenced by the signature of a Designated Supervisory Person thereon. A copy of all prior approval forms, with all required signatures, shall be retained by a Designated Supervisory Person.

                       (1)  If  approval  is  given  to  the  Access  Person  in
                  accordance with this Code to engage in a securities transaction, the Access Person is under an affirmative obligation to disclose that position if such Access Person plays a material role in the Company's subsequent investment decision regarding the same issuer. In such circumstances, an independent review of the Company's investment decision to purchase securities of the issuer by investment personnel with no personal interest in the issuer shall be conducted.

                       (2) The prior approval of personal securities transaction
                  under this Article V will not apply to each such Access Person who is an Access Person solely by virtue of being an Independent Manager, unless he or she possesses the level of knowledge described in Article III(F).

         VI.      Reporting
                  ---------

                  (A) Every Access Person must submit an initial report, quarterly reports and annual reports, on such dates as shall be determined by a Designated Supervisory Person, containing the information set forth below, including information about each transaction, if any, by which the Covered Person acquires any direct or indirect beneficial ownership of a security; provided, however, that:


                       (1) an Access  Person shall not be required to include in
                  such reports any transaction effected for any account over which such Access Person does not have any direct influence or control; and

                       (2) any person who is an Access  Person  with  respect to
                  the Company solely by virtue of being an Independent Manager, shall not be required to submit an initial report or annual reports, and shall be required to submit a quarterly report of a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a Manager should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by the Company or its investment adviser or was considered for purchase or sale by the Company or Torrey. An Independent Manager shall be required to submit the list of accounts established during a quarter, which is described in Article VI(C)(6), only with respect to accounts through which a transaction required to be reported in a quarterly report under Article VI(C) occurs during such quarter with respect to such Independent Manager.

                  (B) Except as provided in Article VI(A)(2) above, every Access Person must submit an initial report (a form of which is appended hereto as Attachment C) to a Designated Supervisory Person no later than 10 days after the person becomes an Access Person containing the following information:

                       (1) the title and the number of shares and the  principal
                  amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                       (2) the name of any broker, dealer or bank with or through whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                       (3) the date that the report is  submitted  by the Access
                  Person.

                  (C) Except as provided in Article VI(A)(2) above, each Access Person must submit a quarterly report (a form of which is appended hereto as Attachment D), with respect to transactions in which the Access Person had any direct or indirect beneficial ownership occurring during the applicable quarter, required by this Article VI to a Designated Supervisory Person no later than 10 days after the end of the applicable calendar quarter containing the following information:

                       (1) the date of the transaction,  the title, the interest
                  rate and maturity date (if applicable) and the number of shares and the principal amount of each security involved;

                       (2) the nature of the transaction (i.e.,  purchase,  sale
                  or other acquisition or disposition),

                       (3) the price of the  security  at which the  transaction
                  was effected;

                       (4) the name of the broker, dealer, or bank with or through whom the transaction was effected;

                       (5) the date that the report is  submitted  by the Access
                  Person and;

                       (6) a list of each  broker,  dealer or bank with whom the
                  Access Person established an account in which any securities were held during the quarter for such person's direct or indirect benefit and the date the account was established.

                  (D) Except as provided in Article VI(A)(2) above, each Access Person must submit an annual holdings report (a form of which is appended as Attachment E) to a Designated Supervisory Person, which information must be current as of a date no more than 30 days before the report is submitted containing the following information:

                       (1) the title and the number of shares, and the principal
                  amount of each security in which the Access Person had any direct or indirect beneficial ownership;

                       (2) the name of any broker,  dealer or bank with whom the
                  Access Person maintains an account in which any securities are held for the direct or indirect beneficial ownership of the Access Person; and

                       (3) the  date  the  report  is  submitted  by the  Access
                  Person.

                  Any report  submitted to comply with the  requirements of this
         Article VI may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

                  An Access Person will be deemed to have complied with the requirements of Section C of this Article VI by (i) causing to be sent to a Designated Supervisory Person duplicate monthly brokerage statements  on all  transactions  required to be reported  hereunder or
         (ii) providing to a Designated Supervisory Person the requisite information on all transactions required to be reported hereunder through a transaction monitoring system, which may or may not be automated, each in a manner acceptable to the Designated Supervisory Person.

         VII.     Administration and Procedural Matters
                  -------------------------------------

                  (A) Each Access Person shall be furnished a copy of the Code and shall be notified of his or her obligation to file reports as provided by this Code.

                  (B)  The  Designated   Supervisory   Person  or  such  person,
         including the Company's administrator, as shall be appointed by the Designated Supervisory Person shall:

                       (1) annually report to the Board of Managers the facts contained in any reports filed pursuant to this Code when any such report indicates that an Access Person purchased or sold a security held or to be acquired by the Company or a Torrey Client;

                       (2) supervise the implementation of this Code by the Company and Torrey and the enforcement of the terms by the Company and Torrey;

                       (3)   determine   whether   any   particular   securities
                  transaction should be exempted pursuant to the provisions of this Code;

                       (4) issue either  personally  or with the  assistance  of
                  counsel as may be appropriate any interpretation of this Code which may appear consistent with objectives of Rule 17j-1 and this Code;

                       (5) conduct such inspections or  investigations  as shall
                  reasonably be required to detect and report any apparent violations of this Code to the Board of Managers of the Company or any Committee appointed by them (if applicable to the Company) to deal with such information; and

                       (6) maintain and cause to be maintained in an easily accessible place, the following records:

                            (i) a copy of any Code adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years.

                            (ii) a record of any violation of any such Code and of any action taken as a result of such violation during the past five (5) years;

                            (iii) a copy of each report made by the Designated Supervisory Person during the past five (5) years;

                            (iv) a list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to Rule 17j-1 and this Code with an appropriate description of their title or employment;

                            (v) a copy of each report made by an Access Person as required by Article VI of the Code, including any information provided in lieu of the reports under Article VI of the Code, during the past five (5) years; and

                            (vi)   a  copy  of  each  report  to  the  Board  of
                                   Managers   required  by  Section  B  of  this
                                   Article VII during the past five (5) years.

                  (C) The Company and Torrey must furnish to the Company's Board of Managers an annual written report that:

                       (1) describes any issues  arising under their  respective
                  Codes since the last report to the Board of Managers including information about material violations of the Code and sanctions imposed in response to those violations; and

                       (2) certifies that the Company and Torrey have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         VIII.    Sanctions
                  ---------

                  Upon discovering that an Access Person has not complied with the requirements of this Code, the Board of Managers of the Company (if applicable to the Company) or the CEO and Managing Member of Torrey (if applicable to a Torrey Client other than the Company) may impose on such Access Person whatever sanctions the Board of Managers or the CEO and Managing Member of Torrey, as appropriate, deems appropriate, including, among other things, a letter of censure, suspension or termination of such Access Person's position with the Company or Torrey, as appropriate, and/or restitution of an amount equal to the difference between the price paid or received by the Company or Torrey, as appropriate, and the more advantageous price paid or received by such Access Person.

                  The Board of Managers and the CEO and Managing Member of Torrey, in their discretion, may impose any of the sanctions set forth in this Article VIII for any violations of the requirements of this Code, including but not limited to the filing by any Access Person of any false, incomplete or untimely reports contemplated by Article VI of this Code.


         IX.      Confidentiality
                  ---------------

                  All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization only to the extent required by law or regulation.

         X.       Other Laws, Rules and Statements of Policy
                  ------------------------------------------

                  Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Company.

         XI.      Further Information
                  -------------------

                  If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he or she should consult a Designated Supervisory Person.

                  As of the date hereof, the Designated Supervisory Person is James A. Torrey, and such persons as shall be appointed by Mr. Torrey to serve as Designated Supervisory Persons (which may include other officers of the Company or outside service providers).

         XII.     Certification By Access Persons
                  -------------------------------

                  Each Access Person of the Company must submit a certificate (a form of which is appended as Attachment F) that he/she has read and understands, this Code and recognizes that as an Access Person he/she is subject to the terms of this Code. All Access Persons of the Company shall agree to certify on an annual basis that they have complied with the requirements of this Code and they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

         Dated:   May  15, 2002

                                  Attachment A
                                  ------------

         The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that an Access Person has or acquires. Under paragraph (a)(2) of the Rule, a person is deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

         The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in ay profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household; the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment advisor, investment manager, trustee or person or entity performing a single function (other than (i) a performance-related fee calculated based upon net capital gains or net capital appreciation generated from the portfolio or the fiduciary's overall performance over a period of one year or more, (ii) when equity securities of the issuer do not account for more than ten percent of the market value of the portfolio or (iii) a nonperformance-related fee alone); a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivate security, whether or not presently exercisable, the term "derivate security" being generally defined as any option, warrant, convertible, security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of the corporation or entity, is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio.

                                  Attachment B
                                  ------------

                             TORREY ASSOCIATES, LLC

                       TORREY U.S. STRATEGY PARTNERS, LLC

                       TORREY MULTI-STRATEGY PARTNERS, LLC

                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC


                            REQUEST FOR PERMISSION TO
                    ENGAGE IN PERSONAL SECURITIES TRANSACTION

         To the Designated Supervisory Person:

         On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest title, and which are required to be pre-approved pursuant to the Code of Ethics adopted by the Board of Managers of the Funds listed above and Torrey Associates, LLC pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.

           (Use approximate dates and amounts of proposed transaction)

                                                       Nature of
           Proposed    No. of Shares                  Transaction
Name of     Date of    or Principal   Dollar Amount    (Purchase,   Broker/Dealer
Security  Transaction     Amount      of Transaction  Sale, Other)    or Bank        Price
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------


                                       Name:____________________________________

                                       Position With Company or Torrey:

                                       _________________________________________


Date:    _________________________     Signature:_______________________________

Permission Granted                     Permission Denied

Date:    _________________________     Signature:_______________________________
                                                  Designated Supervisory Person

                                  Attachment C
                                  ------------

                             TORREY ASSOCIATES, LLC

                       TORREY U.S. STRATEGY PARTNERS, LLC

                       TORREY MULTI-STRATEGY PARTNERS, LLC

                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                          INITIAL REPORT OF SECURITIES

To the Designated Supervisory Person:

         On the dated indicated, the following are securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics (the "Code") adopted by the Board of Managers of the Funds listed above and Torrey Associates, LLC pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If there were no such securities, I have so indicated by typing or printing "NONE."


                                 No. of Shares
         Name of                  or Principal                Broker/Dealer
         Security                    Amount                      or Bank
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: __________________________            Signature: _________________________

                                            Print Name: ________________________

                                            Company: _________________________

                                            Position with Company or Torrey:

                                            _________________________

                                  Attachment D
                                  ------------

                             TORREY ASSOCIATES, LLC

                       TORREY U.S. STRATEGY PARTNERS, LLC

                       TORREY MULTI-STRATEGY PARTNERS, LLC

                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Designated Supervisory Person:

         On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics (the "Code") adopted by the Board of Managers of the Funds listed and Torrey Associates, LLC above pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If no such transactions were effected, I have so indicated by typing or printing "NONE."

                          No. of       Dollar      Nature of                        Interest
                          Shares       Amount      Transaction            Broker/   Rate and
                            or           of        (Purchase,             Dealer    Maturity
Name of      Date of     Principal   Transaction   Sale, Other)   Price   or Bank   Date (if
Security   Transaction     Amount                                                   applicable)
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

         During this period covered by this report, the following accounts were established by me in which securities were held during such period for the direct or indirect benefit of me, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee. If no such transactions were effected, I have so indicated by typing or printing "NONE."


                   Name of                           Date Account Established
           Broker, Dealer or Bank
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ___________________________           Signature: _________________________

                                            Print Name: ________________________

                                            Company: ___________________________

                                            Position with Company or Torrey:

                                            _________________________

                                  Attachment E
                                  ------------

                             TORREY ASSOCIATES, LLC

                       TORREY U.S. STRATEGY PARTNERS, LLC

                       TORREY MULTI-STRATEGY PARTNERS, LLC

                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                           ANNUAL REPORT OF SECURITIES

To the Designated Supervisory Person:

         On the date indicated, the following are securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics (the "Code") adopted by the Board of Managers of the Funds listed above and Torrey Associates, LLC pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If there were no such securities, I have so indicated by typing or printing "NONE."

                                No. of Shares
         Name of                 or Principal                  Broker/Dealer
         Security                   Amount                         or Bank
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         This report (i) excludes transaction with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: _____________________________         Signature: _________________________

                                            Print Name: ________________________

                                            Company: __________________________

                                            Position with Company or Torrey:

                                            __________________________

                                  Attachment F
                                  ------------

                     FORM OF CERTIFICATION OF ACCESS PERSONS


Attention:        Designated Supervisory Person

                  [Access Person] hereby certifies that:

                  I have read and understand the Code of Ethics of Torrey Associates, LLC, Torrey U.S. Strategy Partners, LLC, Torrey Multi-Strategy Partners, LLC and Torrey International Strategy Partners, LLC and recognize that I am subject thereto. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Torrey
Associates, LLC, Torrey U.S. Strategy Partners, LLC, Torrey Multi-Strategy Partners, LLC and Torrey International Strategy Partners, LLC.

         IN WITNESS WHEREOF, the undersigned has caused this Certification to be executed and delivered as of the date hereof.

                                                   [ACCESS PERSON]


                                                   By: _________________________
                                                         Name:
                                                         Title:


Date: ____________________








80350.0024 #328943